                                                                   EXHIBIT 10.34

                               INDEMNITY AGREEMENT
                               -------------------

         This Indemnity Agreement (this "Agreement") is made and dated as of this 18th day of March, 2001, by and between LTC PROPERTIES, INC., a Maryland corporation ("LTC Properties"), and ((INDEMNITEE)), an individual (the "Indemnitee").

                                 R E C I T A L S
                                 ---------------

         1. LTC Properties has maintained a continuing economic relationship with LTC Healthcare, Inc., a Nevada corporation (the "Corporation"), which relationship has been and continues to be valuable and in the best interests of LTC Properties and its shareholders.

         2. At the request of LTC Properties, Indemnitee currently serves as a director and/or officer of Corporation and/or one or more subsidiaries of the Corporation (collectively, "Affiliates") and/or in other capacities for the Corporation and/or their Affiliates (collectively "Enterprises") and, as such, may be subject to claims, actions, suits or proceedings arising out of or as a result of such service. LTC Properties may in the future request that Indemnitee provide additional service to the Corporation and/or its Affiliates.

         3. LTC Properties has recognized that (i) the indemnification provisions of applicable corporate law (the "Code"), the Corporation's and/or Affiliates' Restated and Amended Articles of Incorporation (the "Articles") and the Corporation's and/or Affiliates' Restated and Amended Bylaws (the "Bylaws"; the Code, the Articles and the Bylaws shall collectively be referred to herein as the "Indemnification Provisions") may be amended, modified, repealed or limited by judicial decision, and that (ii) the Corporation and/or Affiliates may in the future be unable to purchase and maintain an adequate policy of directors and officers liability insurance ("D&O Insurance") and/or adequate liability insurance relating to the operations of the Corporation and/or Affiliates ("Liability Insurance"). As a result, LTC Properties acknowledges that the Indemnification Provisions, D&O Insurance and Liability Insurance may not be adequate protection for Indemnitee against the risks associated with service to the Corporation or Affiliates, and Indemnitee may be unwilling to continue to serve the Corporation or Affiliates in the absence of the benefits and assurances provided to Indemnitee under this Agreement.

         4. LTC Properties may in the future benefit from Indemnitee's maintaining or accepting positions with the Enterprises, including positions as a director, advisory director, officer, agent, employee or fiduciary of an Enterprise (any such position Indemnitee is requested to maintain or accept by the Corporation being referred to herein as a "Corporate Position") and, for reasons similar to those described in Clause 2 above, Indemnitee may be unwilling to serve in a Corporate Position in the absence of the benefits and assurances provided to Indemnitee under this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, of the mutual promises herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT
                                    ---------

                                   ARTICLE 1.
                                 INDEMNIFICATION

         Section 1.01. In General. In connection with any actual, pending,
                       ----------
threatened, completed, asserted or unasserted claim, action, suit, arbitration, mediation, alternative dispute resolution mechanism, investigation, administrative hearing or any other similar proceeding, whether civil, criminal, administrative or investigative, in each case arising by reason of any Corporate Position of Indemnitee or in any way connected with or related to any Corporate Position of Indemnitee, other than one initiated by Indemnitee pursuant to
Article 6 to enforce Indemnitee's rights under this Agreement (collectively, "Proceedings"), LTC Properties shall, to the fullest extent permitted by applicable law in effect on the date hereof, and to such greater extent as applicable law may hereafter from time to time permit, indemnify and hold harmless Indemnitee against any and all Expenses (as hereinafter defined), judgments, penalties, damages, claims, fines and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter

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therein. Amounts with respect to which LTC Properties is required to indemnify and hold harmless Indemnitee under this Section 1.01 are referred to collectively as "Covered Amounts". LTC Properties shall advance Expenses to Indemnitee and reimburse Indemnitee for any and all Expenses incurred as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

         Section 1.02. Certain Defined Terms. The following terms shall have the
                       ---------------------
meanings given here:


         (a) "Expenses" shall include, without limitation, all fees, costs, disbursements and expenses incurred by Indemnitee in connection with the prosecution, defense, or investigation of a Proceeding, including, without limitation, all retainers, court costs, arbitrator's costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and reasonable attorneys' fees.

         (b) "Independent Counsel" shall mean a law firm or a member of a law firm selected by Indemnitee that is experienced in matters of corporate law in one or more relevant jurisdictions and neither presently is representing, nor in the past five (5) years has been retained to represent, (i) any Enterprise or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the Independent Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either LTC Properties, the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

         Section 1.03. Indemnification of a Party Who is Wholly or Partly
                       --------------------------------------------------
Successful. If LTC Properties is permitted by law to indemnify and hold harmless
----------
Indemnitee only with respect to claims, issues or matters successfully resolved, notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Position, a party to, and is successful on the merits or otherwise in, any Proceeding, Indemnitee shall be indemnified and held harmless to the maximum extent permitted by law, against any and all Covered Amounts. If Indemnitee is not wholly successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, and LTC Properties is permitted by law to indemnify and hold harmless Indemnitee only with respect to claims, issues or matters successfully resolved, LTC Properties shall indemnify Indemnitee to the maximum extent permitted by law against any and all Covered Amounts in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1.03, and without limitation, the termination of any claim, issue or matter in such a Proceeding by judgment, dismissal, with or without prejudice, or the settlement of such claim, issue or matter shall be deemed to be a successful result as to such claim, issue or matter.

         Section 1.04. Indemnification for Expenses of a Witness.
                       -----------------------------------------
Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of any Corporate Position of Indemnitee, a witness in any Proceeding, Indemnitee shall be indemnified and held harmless against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

         Section 1.05. Successors. The indemnification and advancement of
                       ----------
Expenses provided by, or granted pursuant to, this Agreement shall be applicable to activities that occurred prior to the date hereof and shall continue as to Indemnitee irrespective of whether Indemnitee is still serving in a Corporate Position and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

         Section 1.06. Change in Control.
                       -----------------

         (a) LTC Properties agrees that, if there is a Change of Control (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and Expense advances under this Agreement, LTC Properties will seek legal advice only from Independent Counsel selected by Indemnitee with respect to matters arising out of this Agreement, including but not limited to the right of Indemnitee to indemnification hereunder. Such counsel shall, among other things, render its written opinion to LTC Properties and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified in the event of a Change of Control under the Code or pursuant to this Agreement and as to the amount of reasonable

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indemnification. Such written opinion shall be binding upon LTC Properties and
Indemnitee. LTC Properties shall pay the reasonable fees of such counsel. In addition, if there is a Change of Control of the type described in Section 1.06(b)(iii) of this Agreement, LTC Properties shall use its best efforts to have the obligations of LTC Properties under this Agreement expressly assumed by the surviving or succeeding entity.

         (b) For the purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:
              (i) Any "Person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or group of Persons, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Enterprise, becomes the "Beneficial Owner," as defined in Rule 13d-3 of the 1934 Act, directly or indirectly, of securities of LTC Properties representing fifteen percent (15%) or more of the combined voting power of LTC Properties' then outstanding voting securities ("Voting Shares");

              (ii) During any period of twenty-four (24) consecutive months, not including any period prior to the execution of this Agreement, individuals who, at the beginning of such period, constitute the board of directors of LTC Properties and any new director, other than a director designated by a person who has entered into an agreement with LTC Properties to effect a transaction described in Section 1.06(b)(i) or 1.06(b)(iii) whose election was approved by a vote of at least two-thirds (2/3rds) of the shares entitled to vote, cease for any reason to constitute a majority of the board; or

              (iii) The shareholders of LTC Properties (i) approve a merger or consolidation of LTC Properties with any other corporation, other than a merger or consolidation that would result in the Voting Shares outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into Voting Shares of the surviving entity, at least seventy percent (70%) of the combined voting power of the Voting Shares of LTC Properties or such surviving entity outstanding immediately after such merger or consolidation, (ii) approve a plan of complete liquidation of LTC Properties, or (iii) approve an agreement for sale or disposition by LTC Properties of all or substantially all of LTC Properties' assets.

         (c) In the event of a Potential Change in Control (as hereinafter defined), LTC Properties shall, upon written request by Indemnitee, create a trust (the "Trust") for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred and/or which have been incurred in connection with investigating, preparing for and/or prosecuting and/or defending any Proceeding for which Indemnitee may be entitled to indemnification hereunder. Upon formation of the Trust, LTC Properties shall deposit into the Trust an amount equal to the amount estimated by Indemnitee in good faith to be required in order for LTC Properties to satisfy its indemnification obligations to Indemnitee hereunder for all pending or threatened matters. Thereafter, the amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligations shall be determined in accordance with the provisions of the Code with regard to determination and authorization of indemnification.

         (d)  The terms of the Trust shall provide that upon a Change in Control
(i) the Trust shall not be revoked or the principal thereof invaded without the prior written consent of Indemnitee; (ii) the trustee of the Trust (the "Trustee") shall advance, within two (2) business days of a written request by Indemnitee in accordance with the requirements of Article 4, any and all Expenses to Indemnitee, and Indemnitee hereby agrees to reimburse the Trust under the circumstances under which Indemnitee would be required to reimburse LTC Properties pursuant to Article 4 of this Agreement; (iii) the Trust shall continue to be funded by LTC Properties in accordance with the funding obligations set forth above; (iv) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement; (v) the Trustee shall ignore claims by LTC Properties that Indemnitee is not entitled to indemnification or which otherwise seek to prevent payment by the Trust; and (vi) all unexpended funds in the Trust shall revert to LTC Properties upon a final determination by the special counsel established in
Section 1.06(a) or by a court of competent jurisdiction, by arbitration or in a final decision from which there is no further right of appeal, that Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be selected by Indemnitee with the consent of LTC Properties, which consent shall not be unreasonably withheld, and all reasonable expenses, fees and other disbursements of the Trustee in connection with the establishment and administration of the Trust shall be paid for by LTC Properties.

         (e) Nothing in this Section 1.06 shall relieve LTC Properties of any of its obligations under this Agreement.

         (f) A "Potential Change in Control" shall be deemed to have occurred if: (i) LTC Properties enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person as such term is used in Section 13(d) and 14(d) of the 1934 Act or group of Persons publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of LTC Properties or the Enterprise, becomes the beneficial owner, directly or indirectly, of shares of LTC Properties representing nine and one-half percent (9.5%) or more of the combined voting power of LTC Properties' then outstanding Voting Shares; or (iv) the board of directors of LTC Properties adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                                   ARTICLE 2.
                                     GENERAL

         Section 2.01. No Modification of Engagement Terms. Anything to the
                       -----------------------------------
contrary appearing in this Agreement notwithstanding, this Agreement shall not, and shall not be construed to, amend or otherwise modify any term of any agreement under which Indemnitee shall serve in any position with any Enterprise. Nothing contained herein shall limit Indemnitee's right at any time and for any reason to resign from any position or terminate Indemnitee's engagement with any Enterprise.

         Section 2.02. Presumption of Corporation's Request. If Indemnitee acts
                       ------------------------------------
in the future as a director, advisory director, officer, agent, employee or fiduciary of an Enterprise, Indemnitee shall conclusively be presumed to act in such capacity upon the request of LTC Properties.

         Section 2.03. Ownership of Shares.  LTC Properties  acknowledges that
                       -------------------
Indemnitee may be a shareholder and/or option holder of the Corporation.

                                   ARTICLE 3.
                            ADVANCEMENT OF EXPENSES.

         Section 3.01. In General. Notwithstanding any provision to the contrary
                       ----------
in Article 1 hereof, LTC Properties shall advance all reasonable Expenses which were incurred by or on behalf of Indemnitee in connection with any Proceeding within ten (10) days after receipt by LTC Properties of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any and all Expenses if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expense. For avoidance of doubt, LTC Properties shall advance all reasonable expenses during the pendency of any disputes as to whether the Indemnitee is entitled to indemnification hereunder and the arbitrator shall order LTC Properties to do so. Any advance and undertaking to repay pursuant to this Article 3 shall be unsecured and interest free.

                                   ARTICLE 4.
         PROCEDURES FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

         Section 4.01. Initial Request. To obtain indemnification under this
                       ---------------
Agreement, Indemnitee shall submit to LTC Properties a written request. If a determination with respect to Indemnitee's entitlement to indemnification hereunder must by law be made by the board of directors of LTC Properties (the "Board"), the Secretary of LTC Properties shall promptly advise the Board in writing that Indemnitee has requested indemnification and a meeting of the Board shall be scheduled no later than ten (10) days following receipt of the request for indemnification.

         Section 4.02. Method of Determination. If a determination with respect
                       -----------------------
to Indemnitee's entitlement to indemnification hereunder is required by law, such determination shall be made by the Board by a majority vote of a quorum consisting of directors of LTC Properties who are not and were not parties to the Proceeding in respect of

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which indemnification is sought by Indemnitee ("Disinterested Directors"). In the event that a quorum of the Board consisting of Disinterested Directors is not obtainable, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

         Section 4.03.    Selection, Payment and Discharge of Independent
                          -----------------------------------------------
Counsel.  In the event that the determination of entitlement to indemnification
-------
hereunder is to be made by Independent Counsel pursuant to Section 4.02 hereof, the Independent Counsel shall be selected by Indemnitee. LTC Properties shall pay any and all reasonable fees and expenses incurred by the Independent Counsel in connection with any action undertaken pursuant to this Agreement.

         Section 4.04.    Cooperation.  Indemnitee shall cooperate with the
                          -----------
person or persons or entity making the determination with respect to Indemnitee's entitlement to indemnification under this Agreement including, providing to such person, persons or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any and all Expenses incurred by Indemnitee in so cooperating with such person, persons or entity making such determination shall be borne by LTC Properties (irrespective of the determination as to Indemnitee's entitlement to indemnification) and LTC Properties hereby agrees to indemnify and hold Indemnitee harmless therefrom.

         Section 4.05.    Payment.  If it is determined that Indemnitee is
                          -------
entitled to indemnification, LTC Properties shall make all payments to Indemnitee, within ten (10) days after such determination; provided, however that LTC Properties shall have no obligation to make any such payments unless Indemnitee shall have provided to LTC Properties invoices and such other evidence reasonably requested by LTC Properties supporting such payments.

                                   ARTICLE 5.
                 PRESUMPTION AND EFFECT OF CERTAIN PROCEEDINGS.

         Section 5.01.    Burden-of Proof.  In making a determination with
                          ---------------
respect to entitlement of indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4.01 hereof, and LTC Properties shall have the burden of proof to overcome that presumption in connection with the making of any person, persons or entity of any determination contrary to that presumption.

         Section 5.02.    Effect of Other Proceedings.  The termination of any
                          ---------------------------
Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee does not meet the standards required for indemnification hereunder.

         Section 5.03.    Reliance as Safe Harbor.  For purposes of any
                          -----------------------
determination of good faith required under the applicable laws of any jurisdiction, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on (i) the records or books of account of an Enterprise, including financial statements, (ii) by information supplied to Indemnitee by an officer, director, agent, fiduciary, legal counsel or investment banker of an Enterprise (or such other professional engaged by an Enterprise whose position is such that reliance on such professional is reasonable under the circumstances) in the course of their duties, or (iii) on information or records given or reports made to an Enterprise by an independent certified public accountant or by an appraiser or other expert. The provisions of this Section 5.03 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

         Section 5.04.    Actions of Others.  The knowledge and/or actions, or
                          -----------------
failure to act, of any director, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

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                                   ARTICLE 6.
                             REMEDIES OF INDEMNITEE

         Section 6.01.    Application.  This Article 6 shall apply in the event
                          -----------
of a Dispute (as hereinafter defined). For purposes of this Article 6, "Dispute" shall mean any of the following events:

         (a) Any determination made pursuant to Article 4 hereof that Indemnitee is not entitled to indemnification under this Agreement;

         (b) Advancement of Expenses pursuant to Article 3 hereof is not made within ten (10) days after receipt by LTC Properties of a request therefor;

         (c) The determination of entitlement to indemnification has not been made within twenty (20) days after receipt by LTC Properties of the request for indemnification;

         (d) Payment of indemnification is not made within ten (10) days after receipt by LTC Properties of a written request therefor;

         (e) Payment of Expenses incurred pursuant to Section 4 is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to be have been made pursuant to Article 4 hereof; or

         (f)    Any other claim arising out of or related to this Agreement.

         Section 6.02.    Arbitration.  Each of the parties agrees to submit
                          -----------
Dispute (including the scope of this agreement to arbitrate) to private and confidential dispute resolution proceedings as provided for in this Section 6.02.

         (a) The parties shall attempt in good faith to settle the dispute between themselves without invoking the arbitration procedures provided for hereinbelow. If both parties agree, prior to proceeding to binding arbitration as provided for hereinbelow, the parties may submit the Dispute for mediation by a neutral mediator pursuant to the mediation services of JAMS/Endispute (or, if applicable, its successor) ("JAMS"). If the matter is so submitted for mediation by a neutral mediator from a JAMS panel of neutrals, such mediation shall be held in Los Angeles, California and shall be private and confidential. LTC Properties shall pay all mediator fees and all other costs of such mediation. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by either party, their respective agents, members, managers, directors, officers, employees, experts or attorneys, the mediator or any JAMS employees will be confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that otherwise admissible or discoverable evidence will not be rendered inadmissible or non-discoverable as a result of its use in any such mediation. If it appears to either party at any time that the parties were unable to resolve the Dispute themselves or through mediation (whether or not any such mediation has commenced), then either party may at any time elect to initiate arbitration as set forth below.

         (b) Either party may submit the Dispute to arbitration by JAMS. Arbitration shall be initiated by either party giving notice (the "Arbitration Notice") to the other party of such party's desire to have the Dispute arbitrated in accordance with this Section 6.02. Concurrently with the issuance of such Arbitration Notice (the "Commencement Date"), the initiating party shall file a demand for arbitration with JAMS in accordance with JAMS' procedures applicable to the commencement of an arbitration by a single neutral arbitrator. Any such arbitration shall be conducted in accordance with and shall be subject to the following provisions of this Section 6.02.

         (c) The arbitration will be a final and binding arbitration, without right of appeal, before a single JAMS arbitrator. Except as modified by this
Section 6.02, the arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. Notwithstanding the foregoing, to the extent the discovery procedures contained in this Section 6.02 are broader than the JAMS' Comprehensive Arbitration Rules and Procedures relating to discovery, the procedures contained in this Section 6.02 shall govern.

         (d) The parties will cooperate with JAMS and with one another in selecting the single arbitrator, who shall be a retired judge, from JAMS' panel of neutrals and in scheduling the arbitration proceedings. If either party so requests, there shall be a tape or stenographic record of any arbitration hearings.

         (e)    The place of arbitration shall be in Los Angeles, California.

         (f) The parties shall facilitate the arbitration by: (i) making available to each other and to the arbitrator, for inspection and copying, all documents, books, records and Persons under their control or controlling such party if determined by the arbitrator to be relevant to the Dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive, contiguous business days; and (iii) observing strictly the time periods established by the arbitrator for the submission of evidence and briefs.

         (g) Consistent with the nature of arbitration, each party will, upon the written request of the other party, within 30 days of receipt of the request, provide the other with copies of documents relevant to the issues raised by any claim, counterclaim or defense. Any dispute regarding discovery shall be determined by the arbitrator, which determination shall be conclusive and final. All document discovery shall be completed within such time as may be determined by the arbitrator.

         (h) At the request of a party, the arbitrator shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator deems such deposition relevant and appropriate. With respect to such requests, each party shall submit to the other party and to the arbitrator, within 90 days after the appointment of a neutral arbitrator pursuant to Section 6.02(d) hereinabove, a list of proposed deponents, provided, however, any party may supplement such proposed list of deponents following the receipt of requested documents from the other party and/or the taking of any deposition if such party represents in good faith that such supplemental request is based on new information obtained from the review of any such document and/or the taking of any such deposition. Depositions shall be held within 30 days of the making of a request, unless the arbitrator for good cause determines otherwise. All objections to questions posed at any deposition shall be reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information.

         The arbitrator will have the right to award any damages permitted by law, except that the arbitrator will have no authority to award punitive damages except as may be specifically authorized by statute. Any monetary award may, at the discretion of the arbitrator, include pre-award interest at the rate then provided by California law. Unless otherwise specified in the arbitration award, the arbitration award will bear interest at ten percent (10%) per annum (but not in excess of the rate permitted by law) from the date of the award. Judgment may be entered on the arbitration award in any court of competent jurisdiction in accordance with the rules and procedures of such jurisdiction.

         (i) The prevailing party in any such arbitration (if there is a "prevailing party" as determined by the arbitrator) shall be entitled to a payment from the other party of reasonable attorneys' fees and other reasonable arbitration expenses (including without limitation any and all expenses incurred prior to the Commencement Date).

         (j) The arbitration award shall be in writing, shall be signed by the arbitrator and shall include a statement of the reasons for the disposition of each claim. Such award shall be personally served on each of the parties.

         (k) The arbitration shall be private and confidential. Except as may be required by law, neither the parties nor any arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of both parties.

         (l) The decision arrived at by the arbitrator shall be binding upon all the parties to the arbitration, and no appeal shall be taken therefrom.

         (m) If LTC Properties fails to pay the JAMS' or arbitrator's fees when and as required by JAMS or the arbitrator, then Indemnitee may request, on ten (10) business days' written notice to LTC Properties that the matter be resolved by default against LTC Properties, unless such fees are deposited within said ten (10) day notice period, in which case the arbitrator, shall enter an award by default against LTC Properties if such fees are not deposited as required.

         (n) The procedures set forth in this Section 6.02 are intended to be the exclusive method of resolving any dispute arising out of or related to this Agreement, whether by contract, tort or statute, including without limitation the applicability of this Section 6.02. The only exception to the arbitration provisions contained in this Section 6.02 shall be an action by either party seeking non-monetary and equitable relief, including injunctive relief, in a court of competent jurisdiction. The obligations to arbitrate as required by this Section 6.02 may be enforced by any court having jurisdiction, and the party seeking enforcement will be entitled to an award of its costs and expenses, including its actual attorneys fees, in doing so. Anything to the contrary appearing in this Agreement notwithstanding, for all purposes of this Agreement arbitrators appointed pursuant to this Section 6.02 shall be deemed to be the sole tribunals of competent jurisdiction with respect to any matter required to be arbitrated by the terms of this Section 6.02.

         Section 6.03.    De Novo Review.  In the event that a determination
                          --------------
shall have been made pursuant to Article 4 hereof that Indemnitee is not entitled to indemnification, any arbitration commenced pursuant to this Article 6 shall be conducted in all respects on a de novo basis on the merits, Indemnitee shall not be prejudiced by reason of that adverse determination and such adverse determination and the records of the prior proceedings giving rise to such adverse determination shall be inadmissible in such de novo arbitration. In any such arbitration LTC Properties shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, by clear and convincing evidence.

         Section 6.04.    Procedures Valid.  LTC Properties shall be precluded
                          ----------------
from asserting in any judicial proceeding or arbitration commenced pursuant to this Article 6 that the procedures and presumptions of Articles 4 and 5 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that LTC Properties is bound by all the provisions of this Agreement.

                                   ARTICLE 7.
                    NON-EXCLUSIVITY, INSURANCE, SUBROGATION.

         Section 7.01.    Non-exclusivity.  The right of Indemnitee to be
                          ---------------
indemnified for, held harmless against and to receive advancement of Expenses and Covered Amounts as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles, Bylaws or other organizational documents of any Enterprise or any other entity, any agreement, a vote of shareholders, a resolution of directors or otherwise. No amendment, alteration or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted to be taken by Indemnitee in any Corporate Position prior to such amendment, alteration or replacement.

         Section 7.02.    Insurance.  LTC Properties may maintain an insurance
                          ---------
policy or policies against liability arising out of this Agreement or otherwise. However, nothing contained in this Agreement shall obligate LTC Properties to maintain any D&O Insurance, Liability Insurance or any other insurance, provided, however, that if LTC Properties chooses to maintain any such insurance it shall do so with respect to Indemnitee to the same extent as it does with respect to any director of LTC Properties or any Enterprise.

         Section 7.03.    Subrogation.  In the event of any payment under this
                          -----------
Agreement LTC Properties shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and take all action reasonably necessary, without in any way prejudicing Indemnitee's rights and remedies, to secure such rights, including execution of such documents as are necessary to enable LTC Properties to bring suit to enforce such rights, subject to any subrogation rights of an insurer pursuant to a policy obtained under Section 7.02.

         Section 7.04.    No Duplicative Payment.  LTC Properties shall not be
                          ----------------------
liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received a final payment or any undertaking to make final payment under any insurance policy, contract, agreement or otherwise. Notwithstanding anything to the contrary, this Agreement shall not operate to, and shall not be interpreted to, cause LTC Properties, and Enterprises or Indemnitee to lose the benefit of, or right to receive payment under, any D&O Insurance, Liability Insurance or any other insurance policy.

                                   ARTICLE 8.
                            MISCELLANEOUS PROVISIONS.

         Section 8.01.    Entire Agreement.  This Agreement supersedes any and
                          ----------------
all Agreements, either written or oral, between the parties hereto with respect to the subject matter hereof. Any amendment or modification of this Agreement shall be effective only if it is in writing signed by the authorized representatives of both parties.

         Section 8.02.    Governing Law.  This Agreement shall be governed by
                          -------------
and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provisions, except to the extent that the laws of the State of Maryland require that Maryland law be applied.

         Section 8.03.    Binding Effect.  Each reference herein to any party
                          --------------
shall be deemed to include such party's successors and assigns, legal representatives, executors or administrators.

         Section 8.04.    Waiver, Etc.  Any waiver on the part of any party
                          -----------
hereto of any right or interest under this Agreement shall not constitute the waiver of any other right or interest or any subsequent waiver of such right or interest. The failure of any party at any time to require performance of any provision of this Agreement shall not affect the right of any such party to require full performance thereof at any time thereafter. Any waiver by any party of a breach of any provision of this Agreement shall not constitute a waiver of any subsequent breach thereof and shall not nullify the effectiveness of such provision. The failure by any party to give notice of a breach of any provision of this Agreement shall not constitute a waiver of such breach.

         Section 8.05.    Severability.  The invalidity or unenforceability of
                          ------------
any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall continue in full force and effect except for any such invalid or unenforceable provision.

         Section 8.06.    Captions.  The captions throughout this Agreement are
                          --------
for convenience only and are not intended to limit or be used in the interpretation of the provisions of this Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date hereinabove mentioned.

                                       LTC PROPERTIES, INC.,
                                       a Maryland corporation

                                       By:______________________________________
                                       Name:   Edmund C. King
                                       Title:  Compensation Committee Chairman



                                       INDEMNITEE


                                       _________________________________________
                                       Name: ((INDEMNITEE))